EX 17

        JOHN HANCOCK TAX-ADVANTAGED GLOBAL

        SHAREHOLDER YIELD FUND

        PO Box 43131

        Providence, RI 02940-3131

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

   EASY VOTING OPTION:

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY	JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

Special Meeting of Shareholders

April 15, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES.

The undersigned, revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Jay Aronowitz, Sarah M. Coutu, Thomas Dee, Phil Fontana, Khimmara Greer, Kinga Kapuscinski, Nicholas Kolokithas, Edward Macdonald, Mara C.S. Moldwin, Harsha Pulluru, Charles A. Rizzo, Salvatore Schiavone, Betsy Anne Seel, Christopher Sechler, and Steven Sunnerberg, or any one or more of them, proxies and attorneys of the undersigned, each with full power of substitution, to vote all common shares of John Hancock Tax-Advantaged Global Shareholder Yield Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on [April 15], 2024, at the offices of the Fund, 200 Berkeley Street, Boston, Massachusetts 02116, at [2]:00 p.m., Eastern Time, and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [January] [    ], 2024, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal included in the Proxy Statement and Prospectus.

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PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on April 15, 2024.

The Proxy Statement and Prospectus and Proxy Card for this meeting are available free of charge at:

https://www.proxy-direct.com/jhi-33764

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS Example:

A	Proposal THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization between Tax-Advantaged Global Shareholder Yield Fund and Global Shareholder Yield Fund (the “Acquiring Fund”). Under this agreement, Tax-Advantaged Global Shareholder Yield Fund would transfer all of its assets to the Acquiring Fund in exchange for shares of beneficial interest of the Acquiring Fund, with no par value, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Tax-Advantaged Global Shareholder Yield Fund. The Acquiring Fund would also assume substantially all of Tax-Advantaged Global Shareholder Yield Fund’s liabilities.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below
Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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